CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AMG ETF Trust of our report dated February 26, 2026, relating to the financial statements and financial highlights of AMG GW&K Muni Income ETF which appears in AMG ETF Trust’s Certified Shareholder Report on Form N-CSR for the period ended December 31, 2025. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 30, 2026